UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED

HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road

Second Floor

Westport, CT 06880

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2011, Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (NYSE: CODI) (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”), obtained a $515 million credit facility, with an optional $135 million increase, from a group of lenders (collectively, the “Lenders”) led by Toronto Dominion (Texas) LLC, as Agent (the “Agent”) for all Lenders (the “Credit Facility”). The Credit Facility provides for (i) a revolving line of credit (the “Revolving Line of Credit”) of $290 million (the “Revolving Loan Commitment”), and (ii) a $225 million term loan (the “Term Loan”). The term loans were issued at an original issuance discount of 96%. The Credit Facility was established under a Credit Agreement entered into among the Company, the Agent and the Lenders dated October 27, 2011 (the “Credit Agreement”). The Term Loan requires quarterly payments of approximately $0.56 million commencing March 31, 2012 with a final payment of all remaining principal and interest due on October 27, 2017, which is the Term Loan Maturity Date. All amounts outstanding under the Revolving Line of Credit will become due on October 27, 2016, which is the Termination Date under the Credit Facility. The Credit Facility also permits the Company, prior to the Termination Date or the Term Loan Maturity Date, as applicable, to increase the Revolving Loan Commitment and/or obtain additional term loans in an aggregate amount of up to $135 million, subject to certain restrictions, Lender approval and market demand. The proceeds of the Term Loan and advances under the Revolving Line of Credit were, or will be, as applicable, used (i) to refinance certain existing indebtedness of the Company pursuant to its credit agreement, originally dated as of November 21, 2006, as amended, among a group of lenders led by Madison Capital Funding LLC (“Madison”) as agent for all the lenders party thereto (the “Prior Financing Agreement”), (ii) to pay fees and expenses arising in connection with the Credit Agreement, (iii) to fund acquisitions of additional businesses, (iv) to fund permitted distributions, (v) to fund loans by the Company to its subsidiaries and (vi) for other general corporate purposes of the Company.

The Company can borrow, repay and reborrow principal under the Revolving Line of Credit from time to time during its term. Advances under the Revolving Line of Credit can be either base rate loans or LIBOR loans. Base rate revolving loans bear interest at a fluctuating rate per annum equal to the greatest of (i) the prime rate of interest quoted by the Agent, (ii) the sum of the Federal Funds Rate plus 0.50% for the relevant period and (iii) the sum of the applicable LIBOR rate plus 1.00%, plus a margin ranging from 2.00% to 3.00% based upon the ratio of total debt to adjusted consolidated earnings before interest expense, tax expense, and depreciation and amortization expenses for such period (the “Total Debt to EBITDA Ratio”). LIBOR loans bear interest at a fluctuating rate per annum equal to the British Bankers Association LIBOR Rate, or LIBOR, for the relevant period plus a margin ranging from 3.00% to 4.00% (the “Applicable LIBOR Margin”) based on the Total Debt to EBITDA Ratio.

The Term Loan bears interest at a combination of a variable LIBOR rate for the relevant period plus 6.00% for the portion of the Term Loan comprised of LIBOR loans and a fluctuating rate per annum equal to the greatest of (i) the prime rate of interest quoted by the Agent, (ii) the sum of the Federal Funds Rate plus 0.50% for the relevant period, (iii) the sum of the applicable LIBOR rate plus 1.00% and (iv) 2.50%, plus 5.00% for the portion of the Term Loan comprised of base rate loans. The LIBOR rate for term loans is subject to a minimum rate of 1.50%.

The Company will pay (i) commitment fees equal to 1.00% per annum of the unused portion of the Revolving Loan Commitment, (ii) quarterly letter of credit fees equal to the Applicable LIBOR Margin for loans under the Revolving Line of Credit multiplied by the sum of the maximum aggregate amount available for drawing under a letter of credit plus the aggregate amount of all unreimbursed payments and disbursements under such letter of credit (the “Stated Amount”), (iii) letter of credit fronting fees of up to 0.25% per annum and (iv) administrative and agency fees. In addition, upon execution of the Credit Agreement, the Company paid approximately $6.6 million to the Agent and Lenders for administrative and closing fees.

The Credit Agreement provides for a sub-facility under the Revolving Line of Credit pursuant to which letters of credit may be issued in an aggregate Stated Amount not to exceed $100 million outstanding at any time. At no time may the (i) aggregate principal amount of all amounts outstanding under the Revolving Line of Credit, plus (ii) the aggregate Stated Amount of all outstanding letters of credit, exceed the Revolving Loan Commitment.

The Revolving Line of Credit and the Term Loan are secured by all of the assets of the Company, including all of its equity interests in, and loans to, its subsidiaries, pursuant to a Collateral Agreement dated as of October 27, 2011 between the Company and the Agent (the “Collateral Agreement”).

Upon the occurrence of an event of default under the Credit Agreement, the Revolving Loan Commitment may be terminated, the Term Loan and all outstanding revolving loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the Collateral Agreement or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.

The Company used approximately $76.0 million of the Term Loan proceeds to pay all amounts outstanding under the Prior Financing Agreement as described in Section 1, Item 1.02 below and to pay certain fees and expenses in connection with the Credit Agreement, and approximately $2.9 million of the Revolving Loan Commitment was utilized in connection with the issuance of letters of credit. Opening availability was approximately $287.1 million.

The foregoing brief description of the Credit Agreement is not meant to be exhaustive and is qualified in its entirety by the Credit Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 1	Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

Simultaneously with entering into the Credit Agreement, on October 27, 2011, the Company terminated the Prior Financing Agreement and repaid all outstanding amounts owing thereunder. The Prior Financing Agreement, originally dated as of November 21, 2006, as amended, was a $490 million secured credit facility with Madison as agent for the lenders party thereto. The Prior Financing Agreement provided for a $340 million revolving line of credit commitment and a $150 million term loan. The Prior Financing Agreement was secured by all of the assets of the Company, including all of its equity interests in, and loans to, its subsidiaries. As of October 27, 2011, the total amount of principal and accrued interest and fees outstanding under the Prior Financing Agreement was approximately $76.0 million. A copy of the Prior Financing Agreement, as amended, was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 11, 2007.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein in its entirety.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Toronto Dominion (Texas) LLC, dated as of October 27, 2011.

99.1	Press Release dated October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Chief Financial Officer